CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual Report of SunValley Solar, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission (the “Report”), We, James Zhang and Mandy Chung, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.            The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.            The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ James Zhang
Name:	James Zhang
Title:	Principal Executive Officer and Director
Date:	March 31, 2011

By:	/s/ Mandy Chung

Name:	Mandy Chung

Title:	Principal Financial Officer

Date:	March 31, 2010

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.